Exhibit 99.2

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT RESULTS (UNAUDITED)

	For the Quarters Ended									For the Years Ended
	December 26,	September 26,	June 27,	March 28,	December 27,	September 27,	June 28,	March 29,	December 28,	September 26,	September 27,
	2014	2014	2014	2014	2013	2013	2013	2013	2012	2014	2013
	(in millions)
Net Sales:
Transportation Solutions	$1,612	$1,493	$1,586	$1,571	$1,440	$1,398	$1,438	$1,385	$1,264	$6,090	$5,485
Industrial Solutions	784	901	849	789	763	818	803	759	720	3,302	3,100
Communications Solutions	653	678	640	604	659	709	700	673	723	2,581	2,805
Total	$3,049	$3,072	$3,075	$2,964	$2,862	$2,925	$2,941	$2,817	$2,707	$11,973	$11,390

Operating Income:
Transportation Solutions	$295	$297	$325	$338	$285	$249	$272	$231	$182	$1,245	$934
Industrial Solutions	86	113	121	102	95	122	79	75	68	431	344
Communications Solutions	44	41	18	31	39	64	32	(1)	12	129	107
Total	$425	$451	$464	$471	$419	$435	$383	$305	$262	$1,805	$1,385

Adjusted Operating Income(1):
Transportation Solutions	$337	$305	$325	$337	$286	$261	$273	$251	$195	$1,253	$980
Industrial Solutions	98	142	123	107	97	130	104	98	82	469	414
Communications Solutions	66	41	27	27	42	73	53	41	60	137	227
Total	$501	$488	$475	$471	$425	$464	$430	$390	$337	$1,859	$1,621

(1)  Adjusted operating income is a non-GAAP measure. See description of non-GAAP measures contained in this Form 8-K.